UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 13, 2007

ALLIANCE BANKSHARES CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-49976	46-0488111
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)
14200 Park Meadow Drive
Suite 200 South
Chantilly, Virginia 20151
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (703) 814-7200
14280 Park Meadow Drive
Suite 350
Chantilly, Virginia 20151 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
On Monday, August 13, 2007, at approximately 3:15 p.m. (eastern time), Thomas A. Young, Jr., president and chief executive officer of Alliance Bankshares Corporation (the Company) will speak at the Howe Barnes Hoefer & Arnett, 12th Annual Bank Conference being held in Chicago, Illinois. A copy of the slide presentation Mr. Young will give at the conference is attached as Exhibit 99.1 hereto and is incorporated herein by reference. The presentation includes information regarding the Company’s financial results for the quarter and six months ended June 30, 2007 that is not provided in the Company’s earnings announcement released to the public on August 2, 2007 or the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2007
The information in this report, including the attached Exhibit 99.1, is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.
          99.1     Alliance Bankshares Corporation slide presentation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Bankshares Corporation
(Registrant)

By:	/s/ Paul M. Harbolick, Jr.

Paul M. Harbolick, Jr. Executive Vice President & Chief Financial Officer
Date: August 13, 2007